UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 10,2008

SWEET SUCCESS ENTERPRISES, INC.
(Name of small business issuer specified in its charter)

Nevada	000-51542	54-2088620
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

5447 NW 42nd Avenue
Boca Raton, FL 33496
(Address of principal executive offices)

(561) 995-7345

(561) 995-4626 [Fax]
(Registrant’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 4.01	Change in Independent Auditor	3

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.	3

Item 9.01	Letters of Resignation.	3

SIGNATURES		4

ITEM 4.01	CHANGES IN REGISTRANTS CERTIFYING ACCOUNTANTS.

On March 17, 2008, the Registrant announced that it had retained the Certified Public Accounting firm of Walden Certified Public Accountant PA to serve as the Registrant’s independent Certifying Accountant for the calendar years ended December 31, 2007 and December 31, 2008.  The previous Certifying Accountant was not retained by new management due to financial considerations.  This change was not due to any disagreement with management or with the policies, systems, controls or procedures of the Registrant.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 10, 2008, the management of Sweet Success Enterprises, Inc. (the “Company”) accepted the resignations of  Fred Rudy, Robert Strauss, and Anthony Chan as Directors of the Company.    The resignations became effective immediately and were accompanied with letters attached hereto as Exhibit 99.2 to this Form 8-K report.

The decision of these Directors to resign was voluntary and not as a result of any disagreement with the registrant on any matter relating to registrant’s operations, policies or practices.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
99.1	Notification of Independent Certified Public Accountant
99.2	Resignation Letters dated March 27, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWEET SUCCESS ENTERPRISES, INC.

Date: April 15, 2008	By:	/s/ William J. Reilly
William J. Reilly
Chief Executive Officer, Acting Chief Financial Officer (Principal Accounting Officer) and Director